Exhibit 23.1

               Consent of Independent Certified Public Accountants


                  We have issued our report dated February 4, 2000, on the consolidated balance sheet of MFN Financial Corporation and subsidiaries (Reorganized Company) as of December 31, 1999 and the related consolidated statements of income, changes in stockholders' equity and cash flows of MFN Financial Corporation for the nine-month period from April 1, 1999 through December 31, 1999 and of Mercury Finance Company (Predecessor Company) for the three-month period ended March 31, 1999, included in its Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission. We hereby consent to the incorporation by reference of our report in the Registration Statement (Form S-8) of MFN Financial Corporation, pertaining to (i) the MFN Financial Corporation Amended and Restated 1989 Stock Option and Incentive Compensation Plan and (ii) the Executive Option Plan.

                             /S/ GRANT THORNTON LLP

Chicago, Illinois
April 26, 2000